                                                                    EXHIBIT 11.1

                      PROJECT SOFTWARE & DEVELOPMENT, INC.

              STATEMENT RE COMPUTATION OF EARNINGS (LOSS) PER SHARE


                                Type of Security
                                ----------------                       Fully
                                                                       -----
COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,           Primary            Diluted
1994: (in thousands, except share and per          -----------       -----------
share data)

Weighted average common shares outstanding .         6,858,513         6,858,513
Common stock equivalents ...................            83,909           104,298
                                                   -----------       -----------
                                                     6,942,422         6,962,811
                                                   -----------       -----------
Historical net income ......................       $     2,315       $     2,315
Historical net income per share ............       $      0.33       $      0.33
Pro forma net income .......................       $     2,601       $     2,601
Pro forma income per share .................       $      0.37       $      0.37

COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,
1995: (in thousands, except share and per
share data)
Weighted average common shares outstanding..         8,530,882         8,530,882
Common stock equivalents ...................           314,864           329,420
                                                   -----------       -----------
                                                     8,845,746         8,860,302
                                                   -----------       -----------
Historical net income ......................       $     5,629       $     5,629
Historical net income per
share.......................................       $      0.64       $      0.64

COMPANY, FOR THE YEAR ENDED SEPTEMBER 30,
1996: (in thousands, except share and per
share data)
Weighted average common shares outstanding..         9,602,710         9,602,710
Common stock equivalents ...................           449,198           481,571
                                                   -----------       -----------
                                                    10,051,908        10,084,281
                                                   -----------       -----------
Historical net income ......................       $    10,046       $    10,046
Historical net income per share ............       $      1.00       $      1.00